UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 24, 2018

FIRST HAWAIIAN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14585	99-0156159
(Commission File Number)	(IRS Employer Identification No.)

999 Bishop St., 29th Floor Honolulu, Hawaii	96813
(Address of Principal Executive Offices)	(Zip Code)

(808) 525-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02                      Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                 On October 24, 2018, the Board of Directors (the “Board”) of First Hawaiian, Inc. (the “Company”) appointed C. Scott Wo as a director of the Company to fill the vacancy created upon the September 10, 2018 resignation of Mr. J. Michael Shepherd from the Board, to serve until the Company’s 2019 annual meeting of stockholders or until his successor is elected and qualified. In addition, the Board appointed Mr. Wo to serve on the Board’s Audit Committee and Risk Committee.

In connection with his appointment, and pursuant to the Company’s compensation policy for non-employee directors, Mr. Wo will be granted a one-time award of restricted stock units with a value of $27,575, which will vest on the first anniversary of the date of grant, and will also receive our standard non-employee director compensation.

C. Scott Wo, age 53, is an owner/executive of C.S. Wo & Sons, Ltd., his family’s home furnishings enterprise founded in 1909, a Partner/Manager of Kunia Country Farms, one of the largest aquaponics farms in the State of Hawaii, and an Adjunct Professor of Management at Columbia Business School in New York City.  He currently serves as Investment Committee Chair for the University of Hawaii Foundation, Finance Committee Chair for the Queen’s Health System, Finance Committee Chair for the Takitani Foundation and as a director for the Aloha United Way and the American Red Cross Hawaii State Chapter.  Dr. Wo holds a bachelor’s degree in Economics from the Wharton School at the University of Pennsylvania, an M.B.A. from the Columbia Business School at Columbia University and a Ph.D. in Finance from the Anderson School at UCLA.

Certain businesses in which Mr. Wo has a material interest, specifically C.S. Wo & Sons, Ltd. and Kunia Country Farms, have loans that were made by First Hawaiian Bank in the ordinary course of business; on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender; and that did not involve more than the normal risk of collectibility or present other unfavorable features.

Other than as set forth above, the Company has not entered into any transactions with Mr. Wo identified in Item 404(a) of Regulation S-K and he will not be employed by the Company.  Mr. Wo was not elected pursuant to an arrangement or understanding between him and any other person.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

FIRST HAWAIIAN, INC.

Date: October 24, 2018	By:	/s/ Robert S. Harrison
	Name:	Robert S. Harrison

	Title:	Chairman of the Board and Chief Executive Officer